Exhibit 1(m)


                            BLACKROCK BOND FUND, INC.

                        CERTIFICATE OF CORRECTION TO THE
               ARTICLES SUPPLEMENTARY TO ARTICLES OF INCORPORATION
         INCREASING THE AUTHORIZED CAPITAL STOCK OF THE CORPORATION AND
                RECLASSIFYING SHARES OF AUTHORIZED CAPITAL STOCK

      BLACKROCK BOND FUND, INC. (hereinafter called the "Corporation"), a Maryland corporation having its principal office in State of Maryland in the city of Baltimore, hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

            FIRST: The Articles Supplementary to Articles of Incorporation Increasing the Authorized Capital Stock of the Corporation and Reclassifying Shares of Authorized Capital Stock (the "Articles Supplementary"), dated September 2006, were filed on behalf of the Corporation with the Department on September 19, 2006 at 12:46 p.m. and the Articles Supplementary require correction as permitted by Section 1-207 of the Corporations and Associations Article of the Annotated Code of Maryland.

            SECOND: Paragraph 1 of the Articles Supplementary as previously filed set forth the number of authorized shares of capital stock for each of the Corporation's authorized series and classes and read as follows:

                  1. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue Three Billion Nine Hundred Fifty Million (3,950,000,000) shares of capital stock as follows:

          Series and Classes                Number of Authorized Shares
          ------------------                ---------------------------
       High Income Portfolio
           Class A Common Stock                     500,000,000
           Class B Common Stock                   1,500,000,000
           Class C Common Stock                     200,000,000
           Class I Common Stock                     500,000,000

       Core Bond Portfolio
           Class A Common Stock                     250,000,000
           Class B Common Stock                     250,000,000
           Class C Common Stock                     100,000,000
           Class I Common Stock                     100,000,000
           Class R Common Stock                     250,000,000

       Intermediate Term Portfolio
           Class A Common Stock                      50,000,000
           Class B Common Stock                      50,000,000

           Class C Common Stock                      50,000,000
           Class I Common Stock                     100,000,000
           Class R Common Stock                      50,000,000

                                          Total:  3,950,000,000

            All shares of all series and classes of the Corporation's capital stock have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Three Hundred Ninety-Five Million Dollars ($395,000,000).

            THIRD: The inaccuracy or defect contained in Paragraph 1 of the Articles Supplementary is a transposition error and therefore Paragraph 1 of the Articles Supplementary is hereby deleted and replaced with the following:

                  1. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue Three Billion Nine Hundred Fifty Million (3,950,000,000) shares of capital stock as follows:

          Series and Classes                Number of Authorized Shares
          ------------------                ---------------------------
       High Income Portfolio
           Class A Common Stock                     500,000,000
           Class B Common Stock                   1,500,000,000
           Class C Common Stock                     200,000,000
           Class I Common Stock                     500,000,000

       Core Bond Portfolio
           Class A Common Stock                     100,000,000
           Class B Common Stock                     250,000,000
           Class C Common Stock                     100,000,000
           Class I Common Stock                     250,000,000
           Class R Common Stock                     250,000,000

       Intermediate Term Portfolio
           Class A Common Stock                      50,000,000
           Class B Common Stock                      50,000,000
           Class C Common Stock                      50,000,000
           Class I Common Stock                     100,000,000
           Class R Common Stock                      50,000,000

                                         Total:   3,950,000,000

            All shares of all series and classes of the Corporation's capital stock have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Three Hundred Ninety-Five Million Dollars ($395,000,000).

            FOURTH: Paragraph 8 of the Articles Supplementary as previously filed set forth the increased number of authorized shares, the classification of newly authorized shares and the renaming of the applicable issued and unissued shares of capital stock of the Corporation and read as follows:

                  8. After this increase in the number of authorized shares, the classification of the newly authorized shares and the renaming of the applicable issued and unissued shares of capital stock of the Corporation, the Corporation will have the authority to issue Four Billion Four Hundred Million (4,400,000,000) shares of capital stock as follows:

          Series and Classes                Number of Authorized Shares
          ------------------                ---------------------------
       BlackRock High Income Fund
           Investor A Common Stock                  500,000,000
           Investor B Common Stock                1,500,000,000
           Investor C Common Stock                  200,000,000
           Investor C1 Common Stock                 200,000,000
           Institutional Common Stock               500,000,000

       BlackRock Bond Fund
           Investor A Common Stock                  250,000,000
           Investor A1 Common Stock                  50,000,000
           Investor B Common Stock                  250,000,000
           Investor B1 Common Stock                  50,000,000
           Investor C Common Stock                  100,000,000
           Investor C1 Common Stock                 100,000,000
           Investor C2 Common Stock                  50,000,000
           Institutional Common Stock               100,000,000
           Class R Common Stock                     250,000,000

       Intermediate Term Portfolio
           Class A Common Stock                      50,000,000
           Class B Common Stock                      50,000,000
           Class C Common Stock                      50,000,000
           Class I Common Stock                     100,000,000
           Class R Common Stock                      50,000,000

                                          Total:  4,400,000,000

            After this increase, all shares of all classes of the Corporation's capital stock will have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Four Hundred Forty Million Dollars ($440,000,000).

            FIFTH: The inaccuracy or defect contained in Paragraph 8 of the Articles Supplementary is a transposition error and therefore Paragraph 8 of the Articles Supplementary is hereby deleted and replaced with the following:

                  8. After this increase in the number of authorized shares, the classification of the newly authorized shares and the renaming of the applicable issued and unissued shares of capital stock of the Corporation, the Corporation will have the authority to issue Four Billion Four Hundred Million (4,400,000,000) shares of capital stock as follows:

          Series and Classes                Number of Authorized Shares
          ------------------                ---------------------------
       BlackRock High Income Fund
           Investor A Common Stock                  500,000,000
           Investor B Common Stock                1,500,000,000
           Investor C Common Stock                  200,000,000
           Investor C1 Common Stock                 200,000,000
           Institutional Common Stock               500,000,000

       BlackRock Bond Fund
           Investor A Common Stock                  100,000,000
           Investor A1 Common Stock                  50,000,000
           Investor B Common Stock                  250,000,000
           Investor B1 Common Stock                  50,000,000
           Investor C Common Stock                  100,000,000
           Investor C1 Common Stock                 100,000,000
           Investor C2 Common Stock                  50,000,000
           Institutional Common Stock               250,000,000
           Class R Common Stock                     250,000,000

       Intermediate Term Portfolio
           Class A Common Stock                      50,000,000
           Class B Common Stock                      50,000,000
           Class C Common Stock                      50,000,000
           Class I Common Stock                     100,000,000
           Class R Common Stock                      50,000,000

                                         Total:   4,400,000,000

            After this increase, all shares of all classes of the Corporation's capital stock will have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Four Hundred Forty Million Dollars ($440,000,000).

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to the Articles Supplementary to be signed in its name and on its behalf by its Vice President and Treasurer and attested by its Secretary on the day of October, 2006.

                                        BLACKROCK BOND FUND, INC.


                                        By:____________________________________
                                           Donald C. Burke,
                                           Vice President and Treasurer


Attest:

_____________________________________
Brian D. Stewart, Assistant Secretary


         The undersigned, Vice President and Treasurer of BLACKROCK BOND FUND, INC., who executed on behalf of said Corporation the foregoing Certificate of Correction, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Certificate of Correction to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.




                                           ____________________________________
                                           Donald C. Burke,
                                           Vice President and Treasurer


Dated:  October                      , 2006